                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report, dated May 10, 1999, relating to the consolidated financial statements and to the schedule of Pemstar Inc. We also consent to the reference to our Firm under the captions "Unaudited Pro Forma Consolidated Financial Data," "Selected Consolidated Financial," and "Experts" in the Prospectus. We also consent to the use in this Registration Statement of our report, dated January 13, 2000, relating to the financial statements of Quadrus Manufacturing, a Division of Bell Microproducts, Inc.

                                          /s/ McGLADREY & PULLEN, LLP

Rochester, Minnesota
May 15, 2000